Exhibit 99.3

NEWS RELEASE For release at 4:00 p.m. EDST, 7/18/05 Contact: Julie Blystone Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – July 21, 2005 – Renaissance Learning®, Inc. (NASDAQ: RLRN), a leading provider of advanced computer-based assessment and progress monitoring technology for pre-K–12 schools, announced that its Board of Directors declared a quarterly cash dividend of $.05 per share, payable September 1, 2005 to shareholders of record as of August 12, 2005.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of advanced computer-based assessment and progress monitoring technology for pre-K-12 schools and districts. Adopted by more than 68,000 schools, Renaissance Learning products give students and teachers continuous formative feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

Source: Renaissance Learning, Inc.

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